UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 21, 2026

Date of Report (Date of earliest event reported)

Dalrada Technology Group, Inc.

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2026, Genefic Inc. ("Genefic"), a wholly-owned subsidiary of Dalrada Technology Group, Inc. (the "Company"), entered into a Master Performance Standby Letter of Credit and Guaranty Agreement dated December 31, 2025 (the "SBLC Agreement") with IBS Equity Fund III, LLC, a division of IBS Investment Bank (the "Secured Party"). The SBLC Agreement provides for the issuance of various guarantees, including standby letters of credit, equity commitment letters, and other financial instruments, up to an aggregate commitment amount of $20,000,000.

The SBLC Agreement supports a related Credit, Security, and Account Purchase Agreement (the "ARL Agreement") dated the same day, under which the Secured Party (or its affiliate, IBS Private Credit Fund IV, LLC) may extend revolving credit through the purchase of accounts receivable on behalf of Genefic for the benefit of third-party beneficiaries in connection with Genefic's business operations, up to $5,000,000. Key terms of the agreements include:

•	Availability Period: Commencing on December 31, 2025, and continuing until December 31, 2030, or earlier upon completion of specified payments or termination.
•	Guarantees: Under the SBLC Agreement, may include non-bank general guarantees, equity commitment letters, documentary letters of credit (governed by UCP 600 and UCC Article 5), and performance standby letters of credit (governed by ISP98), including a $5,000,000 standby letter of credit issued to back the obligations under the ARL Agreement.
•	Security and Collateral: Secured by a first-priority security interest in substantially all assets of Genefic, including real estate, inventory, equipment, receivables, and cash. Genefic must maintain a minimum required collateral value equal to 25% of the outstanding amount of all guarantees. Upon an event of default, the Secured Party may apply collateral to outstanding obligations.
•	Personal Guaranty: Brian Bonar, the Company's Chairman and Chief Executive Officer, serves as guarantor under either agreement.
•	Fees and Expenses: Genefic is obligated to pay various fees, transaction expenses, and other costs including, but not limited to, $140,000 in cash at closing, a promissory note in the amount of $165,000 paid monthly in the amount of $7,652 over a 24 month period and a pre-funded warrant valued at $225,000 with mutual, unilateral repurchase rights granting Secured Party the right to purchase 5% of the fully diluted membership units of Genefic each due at closing.
•	Interest: Upon an event of default, unpaid obligations accrue interest at a default rate.
•	Covenants: Genefic must comply with affirmative covenants (e.g., financial reporting, compliance with laws) and negative covenants (e.g., restrictions on additional indebtedness, liens, or asset dispositions). Financial covenants include maintaining EBITDA to interest ratios and other metrics.
•	Events of Defaults include non-payment, failure to maintain minimum collateral value, breach of covenants, insolvency, or cross-defaults with other obligations. Upon default, the Secured Party may accelerate obligations, demand reimbursement, or liquidate collateral.

Brian Bonar, the Company's Chairman and Chief Executive Officer, has executed an unlimited personal guaranty in favor of the Secured Party guaranteeing the full and timely payment and performance of all of Genefic's obligations under the agreements. The personal guaranty is joint and several with the obligations of Genefic and the Company, meaning the Secured Party may seek recovery from Mr. Bonar personally without first exhausting remedies against Genefic or the Company's pledged collateral. The Board of Directors recognized that Mr. Bonar's personal guaranty creates potential conflicts of interest, including but not limited to: (i) Mr. Bonar's personal financial exposure under the guaranty may influence his judgment regarding Genefic's business decisions, risk tolerance, and whether to seek alternative financing arrangements or pursue strategic alternatives that could avoid triggering the guaranty; (ii) in the event of financial distress at Genefic, Mr. Bonar's personal liability may create conflicts between his fiduciary duties to the Company and its shareholders versus his personal financial interests in avoiding or minimizing draws on his personal guaranty; (iii) Mr. Bonar may face conflicting incentives regarding whether the Company should contribute additional capital to Genefic, liquidate collateral, or pursue other remedies that could impact his personal liability and (iv) Mr. Bonar may seek, and the Board may consider, additional compensation, indemnification, or reimbursement arrangements related to his personal guaranty obligations, creating potential related party transactions.

2

Pursuant to the terms of the agreements, the Company is also a party to the agreements and has granted the Secured Party a first-priority security interest in substantially all of its assets. Additionally, the Company has pledged 100% of its equity interests in all of its direct and indirect subsidiaries to the Secured Party as collateral to secure Genefic's obligations under the Agreement. The security interest and pledge encompass assets and equity interests across all of the Company's business segments. This arrangement effectively subordinates the Company's assets to the obligations of its subsidiary, Genefic, and grants the Secured Party rights to liquidate parent company assets in the event of default by Genefic. The Company's Board of Directors approved this upstream guarantee and pledge of parent company assets after determining that the financing arrangement would benefit the consolidated enterprise by enabling Genefic to obtain financial guarantees necessary for its healthcare operations. The Company did not receive separate consideration for providing this guarantee and collateral beyond the benefits to Genefic.

The agreements are material to the Company as they provide Genefic with access to financial guarantees and revolving credit to support its operations in healthcare services, including specialty pharmacy and related activities. The full text of the SBLC Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The full text of the ARL Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The agreements create a direct financial obligation for Genefic, a wholly-owned subsidiary of the Company, in the form of reimbursement obligations for any draws on issued guarantees, advances under the revolving facility, plus associated fees, interest, and expenses, up to $20,000,000 in aggregate across both facilities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Master Performance Standby Letter of Credit and Guaranty Agreement, dated December 31, 2025, by and among Genefic Inc., its affiliates and subsidiaries, and IBS Equity Fund III, LLC.
10.2	Master Credit, Security, and Account Purchase Agreement, dated December 31, 2025, by and among Genefic Inc., its affiliates and subsidiaries, and IBS Private Credit Fund IV, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dalrada Technology Group, Inc.

By:	/s/ Brian Bonar

Name: Brian Bonar

Title: Chief Executive Officer and Chairman

Date: January 27, 2026

3